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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Form 8-K (and Form S-8 No. 333-38127) of Century Bancshares, Inc. of our report, dated January 28, 2000, included in the Registration Statement of Century Bancshares, Inc. on Form S-4 (Commission File No. 333-51784), relating to the consolidated financial statements of GrandBanc, Inc. as of December 31, 1999 and 1998 and each of the years in the three year period ended December 31, 1999.



                                       /s/ Stegman & Company


Baltimore, Maryland
March 15, 2001